Exhibit 10.7(a)
June 24, 2009
Altis Partners (Jersey) Limited
2 Hill Street
St Helier
Jersey
Channel Islands JE2 4UA
Attention: Mr. Richard F. Plane

Re:	Management Agreement Renewals
Dear Mr. Plane:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	CTA Capital LLC

•	Citigroup Global Diversified Futures Fund L.P.

•	Citigroup Emerging CTA Portfolio L.P.

•	CMF Altis Partners Master Fund L.P.

•	CMF Institutional Futures Portfolio L.P.

•	Citigroup Global Futures Fund Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro Jennifer Magro
Chief Financial Officer & Director

ALTIS PARTNERS (JERSEY) LIMITED

By:	/s/ Richard Plane
Print Name:	Richard Plane
Executive Director
JM/sr